UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 17, 2026

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

4295 Hamilton Mill Road, Suite 100, Buford, Georgia	30518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 209-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 17, 2026, the Registrant entered into an agreement with Walter Czarnecki, the former CEO of the Registrant’s OmniMetrix, LLC (“OmniMetrix”) subsidiary, to exchange the 100 shares of Series A preferred stock of OMX Holdings, Inc. (“OMX”), held by Mr. Czarnecki (which shares comprise 1% of the outstanding shares of OMX) for 25,096 newly-issued shares of the Registrant’s common stock (a number of shares equal to approximately 1% of the Registrant’s shares outstanding immediately prior to the transaction). OMX is a holding company that owns 100% of the equity interests in OmniMetrix. Following the exchange transaction, the Registrant owns 100% of the outstanding shares of OMX.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of August, 2026.

ACORN ENERGY, INC.

By:	/s/ Tracy S. Clifford
Name:	Tracy S. Clifford
Title:	Chief Financial Officer